UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 11, 2006
LANCER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	0-13875 (Commission File Number)	74-1591073 (I.R.S. Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of Principal Executive Offices)	(Zip Code)
(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 11, 2006, Lancer Corporation issued a press release announcing the filing of a lawsuit by a purported stockholder of Lancer Corporation in the 288th District Court of Bexar County, Texas in the name of Lancer Corporation against its Board of Directors. The lawsuit concerns the previously announced Agreement and Plan of Merger pursuant to which the company will be acquired by an affiliate of Hoshizaki America, Inc. for $22.00 per share in cash, representing a transaction value of approximately $215.0 million. For additional information, reference is made to the press release attached hereto as Exhibit 99.1 and a letter to stockholders attached hereto as Exhibit 99.2, each of which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

99.1	Press Release, dated January 11, 2006
99.2	Letter to Stockholders, dated January 11, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Lancer Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 11, 2006	LANCER CORPORATION
	By:	/s/ Christopher D. Hughes
Christopher D. Hughes, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Press Release, dated January 11, 2006
99.2	Letter to Stockholders, dated January 11, 2006